                                                                      Exhibit 11


                    INFORMATION RESOURCE ENGINEERING, INC.
                      COMPUTATION OF PER SHARE EARNINGS

                                                                      Three Months Ended               Nine Months Ended
                                                                        September 30,                    September 30,
                                                                ---------------------------      ------------------------------
                                                                    1995            1994              1995            1994
                                                                    ----            ----              ----            ----
  Primary
  -------
  Net earnings (loss)                                            $ (484,513)    $(1,586,207)       $  (831,413)    $(2,735,396)

  Accrued dividend on preferred stock                                14,219          --                 72,159          --
                                                                 ----------     -----------        -----------     -----------
  Net earnings (loss) attributable to common stock               $ (498,732)    $(1,586,207)       $  (903,572)    $(2,735,396)
                                                                 ==========     ===========        ===========     ===========

  Weighted average number of common  shares outstanding           3,879,742       5,434,616          3,737,453       5,254,445

  Dilutive effect of stock options  and warrants                       -               -                  -               -
                                                                 ----------     -----------        -----------     -----------
  Weighted average number of common shares outstanding            3,879,742       5,434,616          3,737,453       5,254,445
                                                                 ==========     ===========        ===========     ===========

  Earnings (loss) per common share                               $     (.13)    $      (.29)        $     (.24)    $      (.52)
                                                                 ==========     ===========        ===========     ===========

  Assuming full dilution
  ----------------------

  Net earnings (loss) attributable to common stock               $ (498,732)    $(1,586,207)        $ (903,572)    $(2,735,396)
                                                                 ==========     ===========        ===========     ===========

  Weighted average number of common shares outstanding            3,879,742       5,434,616          3,737,453       5,254,445

  Additional dilutive effect of stock options and warrants             -               -                  -               -
                                                                  ---------      ----------         ----------      ----------
  Weighted average number of common shares outstanding            3,879,742       5,434,616          3,737,453       5,254,445
                                                                 ==========     ===========        ===========     ===========

  Earnings (loss) per common share assuming full dilution        $     (.13)    $      (.29)        $     (.24)    $      (.52)
                                                                 ==========     ===========        ===========     ===========





                                      13